SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
            The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) July 9, 2002
                                                  ------------

             PENNROCK FINANCIAL SERVICES CORP.
             ----------------------------------
   (Exact name of registrant as specified in its charter)

       Pennsylvania               0-15040         23-2400021
    ------------------           ---------      --------------
 (State or other jurisdiction  (Commission     (IRS Employer
  of incorporation)             File Number)   Identification No.)


    1060 Main Street, Blue Ball, PA                 17506
-----------------------------------------        ----------
(Address of principal executive office)          (Zip Code)

Registrant's telephone number, including area code (717) 354-4541
                                                   --------------
                            N/A
 ---------------------------------------------------------
(Former name or former address, if changes since last report)

Item 5.  Other Events.
         -------------

The press release of PennRock Financial Services Corp. dated
July 9, 2002 relating to the declaration of a 10% stock dividend.

Item 7.  Financial Statements and Exhibits.
       ----------------------------------

         (c)  Exhibits

      The following exhibits are filed herewith:

      Exhibit
       Number            Description            Page Number
     ----------   --------------------------   ------------
         99         Press Release dated              3
                    July 9, 2002 of PennRock
                    Financial Services Corp.

                         SIGNATURE
                        -----------

Pursuant to the requirements of the Securities and Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          PENNROCK FINANCIAL SERVICES CORP.

                          By: /s/ Melvin Pankuch
                          ---------------------------------
                          Melvin Pankuch, Executive Vice
                          President and Chief Executive Officer

Dated:  July 10, 2002

                         Exhibit 99

For Immediate Release
CONTACT:  Shannan B. Guthrie
Public Relations Manager
717) 354-3612
sbguthrie@bbnb.com

         PENNROCK DECLARES 10% STOCK DIVIDEND

BLUE BALL, PA, July 9, 2002 - PennRock Financial Services
Corp. (Nasdaq:PRFS), the parent company of Blue Ball National Bank and The National Advisory Group, Inc., on July 9, 2002, declared a 10% stock dividend to all shareholders of record as of July 23, 2002, payable on August 13, 2002. Shareholders will receive on additional share for each 10 shares of PennRock stock owned as of the record date.

PennRock Financial Services Corp. is a Lancaster County based bank holding company with assets of approximately $980 million. Its wholly-owned subsidiary, Blue Ball National Bank, operates 17 banking offices in Lancaster, Berks and Chester Counties, Pennsylvania. PennRock also owns The National Advisory Group, Inc., a financial services company which provides asset management and retirement plan administration services to clients in Pennsylvania, Delaware and New Jersey. To learn more about PennRock visit www.pennrock.com.